FCP

F I L L M O R E C AP I T AL P AR T N E R S

PRIVATE AND CONFIDENTIAL

May 7, 2007

VIA E-MAIL

Gregg Lemkau
Managing Director
Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Dear Gregg:

As requested, Fillmore Capital Partners, LLC on behalf of certain of its affiliates (“Fillmore”) is pleased to submit this restatement of the proposal to acquire Genesis HealthCare Corporation (“Genesis” or the “Company”) previously made on May 5, 2007.

Enclosed with this letter, please find the following documents:

1.	Proposed Merger Agreement.

2.	Proposed Equity Commitment Letter from Fillmore Strategic Investors, L.L.C. to Drumm Investors LLC (the parent of Beverly Enterprises, Inc. (“Beverly”)).

3.	Proposed Limited Guarantee of Fillmore Strategic Investors, L.L.C.

4.	Executed Debt Financing Commitment Letter from Credit Suisse dated May 2, 2007.

5.	Consolidated Balance Sheet of Drumm Investors LLC dated December 31, 2006.

There have been no changes to any of the enclosed documents from the versions included in our May 5 proposal. Upon confirmation that the Company is in agreement with these documents as presented, we are prepared to execute the Merger Agreement, Equity Commitment Letter, Limited Guarantee and Debt Commitment Letter in the form presented. Upon execution of the Merger Agreement, Drumm Investors LLC will pay or immediately reimburse the Company for, or have paid on its behalf, the $15,000,000 termination fee that the Company is required to pay to FC-Gen Acquisition, Inc. (“Formation”) under the terms of the Agreement and Plan of Merger dated January 18, 2007 among the Company, Formation and GEN Acquisition Corp., as amended through May 1, 2007 (the “Formation Merger Agreement”).

Purchase Price: Fillmore proposes to acquire all of the outstanding stock of the Company for $67.25 per share (the “Purchase Price”). Our proposal is based on 24,527,324 shares outstanding

Gregg Lemkau May 7, 2007 Page 2

(including basic and restricted shares, options and shares convertible though the Convertible Senior Subordinate Debentures). We continue to believe our proposal offers an extremely attractive valuation for the Genesis shareholders.

Form of Consideration and Litigation: The Purchase Price would be paid in cash at closing. Upon execution of our proposed Merger Agreement, counsel for Drumm in the matter encaptioned Drumm Investors, LLC v. Genesis Healthcare Corp., Docket No. 0702856 (Chester Cty. PA) will file an appropriate notice of discontinuance.

Financing and Structure: We will finance the transaction through a combination of our own equity capital and third-party indebtedness. We have an irrevocable equity commitment from the institutional investor previously identified to you. As indicated by the binding commitment letter we have submitted, Credit Suisse will provide $3.55 billion of debt financing, the proceeds of which together with our equity investment will fund the acquisition of the Company, refinance indebtedness and pay transaction costs and expenses. Enclosed for your information as Exhibit A to this proposal letter is an updated sources and uses table for the acquisition. Enclosed for your information as Exhibit B to this proposal letter is an organizational structure chart showing that Drumm Investors LLC is the owner of all of the equity of Beverly.

Timing: We have demonstrated our ability very recently to obtain the necessary regulatory approvals and complete complex transactions quickly. We received regulatory approvals in connection with our acquisition of Beverly within 100 calendar days (which included the winter holidays and New Years) of the signing of a definitive agreement, and expect to be able to obtain the necessary approvals for this transaction within the same period of time. We expect to file applications for approval of the transaction within five business days of the signing of the merger agreement in the following states: Maine, Massachusetts, New Jersey, Rhode Island, and West Virginia. For each state, we have templates of the documents required for expedited filing of our applications. The templates present our credentials in a manner which has been previously accepted by these state regulators. We have excellent relationships with the state regulators and our ownership structure of common ownership of the property and operations is clearly preferred by the regulators. Our projected approval date for each of those states is set forth in the table below:

Gregg Lemkau
May 7, 2007

The remaining seven states can easily be accommodated within this timeframe and should not be an issue for Fillmore.

We look forward to coordinating with the Company’s management team to ensure an orderly transition to minimize any disruption to patient care and the operations of the business.

Internal Approvals: All approvals necessary to enter into and consummate the transaction have been obtained. Our proposal is not subject to further due diligence or approvals, other than as outlined in the Merger Agreement.

Termination: Our proposal will remain in effect until 5:00 p.m. (EDT) on May 14, 2007; provided, however, that our proposal will expire at 8:00 p.m. (EDT) on May 7, 2007 if the Company does not prior to such time inform us that it has provided notice to Formation of its intention to terminate the Formation Merger Agreement and enter into a definitive agreement with respect to our proposal, as provided under Section 7.4(c) of the Formation Merger Agreement.

Drumm Quality: By all measures, including evaluations done on behalf of the Centers for Medicare and Medicaid by the independent, not-for-profit, review organization, University of Wisconsin based Long Term Care Institute, the nation’s most well respected research organization and thought leader in long term care, and the federal survey and certification standards used by state licensing agencies across the country, Beverly and Golden Living Centers (formerly Beverly Enterprises) have exhibited the highest standards in quality of care. The Beverly and Golden Centers lead the industry in quality scores, as measured by state inspection reports. Aggregate quality scores for all Centers exceed industry averages and the company is recognized as an innovator in the care of frail elderly. The most recent Long Term Care Institute report noted in particular that “Beverly’s new leadership has continued to show its strong commitment to meaningful quality improvement and impressive performance in all quality measures”.

Advisors: We have engaged the following advisors to facilitate the proposed transaction with Genesis: Credit Suisse, our financial advisor, and Dechert LLP, our legal advisor.

Contact Information: Please direct any questions regarding this proposal or the enclosed documents to the following contacts at Fillmore, Credit Suisse, or Dechert:

Fillmore Capital Partners, LLC:	Credit Suisse:

Ronald E. Silva	Stuart Smith, Managing Director
President and Chief Executive Officer	Global Head of Healthcare Investment Banking
Fillmore Capital Partners, LLC	Credit Suisse
Four Embarcadero Center, Suite 710	Eleven Madison Avenue
San Francisco, CA 94111	New York, NY 10010
Tel: 415.834.1476	Tel: 212.325.3109
Fax: 415.834.1475	Fax: 646.935.7125

Gregg Lemkau
May 7, 2007

rsilva@fillmorecap.com	stuart.smith@credit-suisse.com

Dechert LLP

Joseph B. Heil
Dechert LLP
One Maritime Plaza
Suite 2300
San Francisco, CA 94111-3513
Tel: 415.262.4510
Fax: 415.869.3275
joseph.heil@dechert.com

We extend our thanks to the Company and Goldman Sachs for the opportunity to pursue the transaction contemplated hereby and look forward to working with you to complete this transaction.

Sincerely,

/s/ Ronald E. Silva Ronald E. Silva President and Chief Executive Officer Fillmore Capital Partners, LLC DRUMM INVESTORS LLC By: /s/ Ronald E. Silva Name: Ronald E. Silva Title: President

FCP
F I L L M O R E C AP I T AL P AR T N E R S

Exhibit A

Sources and Uses Table

Sources and Uses

Total Sources ($ in millions)		Total Uses ($ in millions)

1st Lien Term Loan	$ 750.0	Gazelle Equity Purchase Price ($67.25 per
		share)	$ 1,618.0
CMBS	2,800.0	Refinance Gazelle Long-Term Indebtedness	178.9
Assumption of Gazelle Capital Leases & VIE		Refinance Existing Beverly Term Loans	417.5
Indebtedness	116.3
Sponsor Equity[1]	240.0	Refinance Existing Beverly CMBS	1,400.0
		Assumption of Gazelle Capital Leases &
		VIE Indebtedness	116.3
		Gazelle Tender Premium (Sr. Sub Notes)	9.4
		Gazelle Convert Make-Whole Premium	25.0
		Prepayment Penalties on Existing Beverly
		Indebtedness	15.0
		Gazelle Severance Costs	13.0
		Estimated Transaction Expenses	87.5
		Gazelle Break-Up Fee	15.0
		Additional Cash on Hand	10.6

Total Sources	$ 3,906.3	Total Uses	$ 3,906.3

1 Fillmore’s total contribution to the acquisition of Gazelle is $593.5 million of implied equity.

FCP

FILLMORE CAPITAL PARTNERS

# Exhibit B

## Structure Chart

denotes 100% ownership, unless otherwise noted
Institutional Investor
Fillmore Capital Partners LLC
Fillmore Strategic Management, LLC
Managing Member
Fillmore Strategic Investors, L.L.C.
Drumm Investors LLC
GGNSC Holdings LLC
Pearl Senior Care LLC
Golden Gate National Senior Care LLC
Golden Gate Ancillary LLC
Beverly Enterprises, Inc.
[Golden Gate ancillary services companies]
[Pre-Beverly Merger Property Owners)
GGNSC Equity Holdings LLC (Master Tenant)
Geary Property Holdings LLC ("Geary" or "Beverly PropCo")
1 Sublease with each GGNSC LSPE
GGNSC Master Lease
[Mezzanine Borrowers]
260 GGNSC LSPEs, Operators/ Lessees of GGNSC Owned Facilities
260 GPH FSPEs (owners of GPH/GGNSC Real Estate)